Janauary 31, 2002.... Los Angeles, CA.
Redneck Foods, Inc., announced the acquisition of the assets of Customs Foods Franchise Group, Inc.















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CUSTOM FOODS FRANCHISE GROUP, INC.
STATEMENT OF INCOME
December 31,2000

Revenue

Royalty Fees		 		$387,567.00
Franchise Fees		 		 $60,000.00
Equipment Lease		 	    $787.50
Rent		 			 $80,000.00
Other Income		 		  $6,801.89

Total Income		 		$535,156.39


Expenses

Auto		 					 $9,304.00
Bank Service Charges		 			 $2,016.76
Depr/Amort		 				$33,487.44
Equipment Lease		 			 $1,651.53
Insurance		 				$16,018.78
Legal/Accounting-Fees		 			$17,500.00
Office		 					 $2,668.50
Payroll Tax Expense		 			$10,164.20
Postage & Delivery		 			 $2,431.81
Rent		 					$22,721.70
Royalty-Fees Promotions		 		$33,979.27
Royalty-Fees Waived		 			$11,391.25
Royalty-Fees-Opening Promotions		 	$24,917.62
Salary & Wages Officers		 		$56,538.41
Salary & Wages-Others		 			$17,063.42
Telephone		 				 $9,895.09
Taxes &Licenses		 			   $672.00
Travel & Entertainment		 			$15,303.47

Total Expenses		 			       $287,725.25

Profit/(Loss)		 			       $247,431.14

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Statement of Changes in Financial Condition




							Accumulated
Common		Retained	   Other Comprehensive
Stock			Earnings		Income			Total
 	$67,500.00 	 	$36,866.78 		 			$104,366.78


	 			$247,431.14 		 			$247,431.14






	 		 							$351,797.92

	 			$(62,659.62)

 	$67,500.00 	 	$221,638.30 		 			$289,138.30


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
CUSTOM FOODS FRANCHISE GROUP, INC.
STATEMENT OF CASH FLOWS
December 31,2000



CASH FLOWS FROM OPERATING ACTIVITIES
Net income	 					$247,431.14
   Adjustments to reconcile net income to net cash provided by Operating Activities


          Depreciation/Amortization	  		$33,487.44
          Deposits-Rent	 	  		$(6,436.80)
Trade accounts receivable	 			$(501,644.09)
             Trade accounts payable	  		$17,963.31
             Accrued Liabilities	  		$14,858.49
             Taxes payable	          		$10,064.00
 NET CASH FLOWS FROM OPERATING ACTIVITIES	 	$(184,276.51)

CASH FLOWS FROM INVESTING ACTIVITIES
Dividend	 					$(62,659.62)
Paid In Capital	 				$317,500.00
NET CASH USED BY  INVESTING ACTIVITIES	 	$254,840.38

CASH FLOWS FROM FINANCING ACTIVITIES
    New borrowings	 				 $78,740.95
    Debt reduction	 				(140,375.40)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	$(61,634.45)


NET INCREASE IN CASH	 				$8,929.42

CASH AT BEGINNING OF YEAR	 			 $(533.54)

CASH AT END OF YEAR        				 $8,395.88

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CUSTOM FOODS FRANCHISE GROUP, INC.
FINANCIAL STATEMENTS AND
SUPPLEMENTARY INFORMATION
Year Ended December 31, 2000

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TABLE OF CONTENTS



											       Page No.

ACCOUNTANTS REPORT 										3

FINANCIAL STATEMENTS

Notes to Financial Statements 								4

Balance Sheets 										6

	Statements of Income 									7

	Statements of Changes in Stockholders Equity 					8

	Statements of Cash Flows 								9


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RICHBOW AND ASSOCIATES, LLC
  Certified Public Accountants


INDEPENDENT AUDITORS REPORT

To the Board of Directors and
Stockholders of Custom Foods Franchise Group, Inc.

We have audited the accompanying balance sheet of Custom
Foods Franchise Group, Inc. as of December 31, 2000, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Custom Foods Franchise Group, Inc. as of December
31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.


Richbow & Associates, LLC
__________________________
/s/ Richbow & Associates




Atlanta, Georgia

November 13, 2001





CUSTOM FOODS FRANCHISE GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Nature of Operations
The Company Custom Foods Franchise Group, Inc. intends to franchise barbecue restaurants to be known as Loves BBQ. The company intends to acquire existing barbecue restaurants for conversion. The company also intends to produce, market, and distribute food products using the Loves BBQ name.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Investments
The Company classifies its marketable debt and equity securities as available for sale. Securities classified as available for sale are carried in the financial statements at fair value. Realized gains and losses, determined using the first in, first out (FIFO) method, are included in earnings; unrealized holding gains and losses are reported in other comprehensive income.

Depreciation
The Companys Furniture & Fixtures are depreciated using primarily the straight-line method.

Amortization
Trademarks are amortized on a straight-line basis over the number of years (usually 20 years) for which each franchise is granted.


NOTE  B  Related Party Transactions

Effective June 1, 2000, the company entered into an agreement to be managed and operated by Redneck Foods Inc. Under the terms of the agreement, the company will give up 50% of the adjusted cash flow. In May 2000 four individuals, all of who are shareholders of Redneck Foods, including William Eskew, purchased the company.


There were no other significant transactions between the company and related parties during 2000.

NOTE  C  Marketable Debt and Equity Securities

The Company does not possess any Marketable Debt and/or
Equity Securities.

NOTE  D    Furniture and Fixtures

Furniture and Fixtures consist of the following:

                                                     2000
Furniture and Fixtures                            $6,500.87

Accumulated Depreciation                          $2,841.20

NOTE E  DEBT
The Companys long term debt consists of the following:

Note payable to Ray E. Justice 10 % interest Maturity date,
September 30, 2002                               $ 22,900




NOTE  G  INCOME TAXES

The income tax provision differs from the expense that would result from applying federal statutory rates to income before taxes because certain expenses are not deductible for tax purposes.




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